Exhibit 5

Troutman Pepper Locke LLP Union Trust Building, 501 Grant Street, Suite 300 Pittsburgh, PA 15219-4429 troutman.com

April 30, 2026

Ensysce Biosciences, Inc.

7946 Ivanhoe Avenue, Suite 201

La Jolla, California 92037

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Ensysce Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register 828,749 shares of common stock, par value $0.0001 per share of the Company (the “Shares”), issuable by the Company from time to time pursuant to the Company’s Amended and Restated 2021 Omnibus Incentive Plan, as amended.

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

We do not purport to express an opinion on any laws other than the laws of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and when issued, delivered and paid for in accordance with the Plan (assuming that, upon any issuance of the Shares, the total number of shares of common stock issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue under its Certificate of Incorporation), the Shares will be legally issued, fully paid and non-assessable.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary while complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Troutman Pepper Locke LLP
Troutman Pepper Locke LLP